UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 26, 2020

Date of Report (date of earliest event reported)

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Park Avenue, 20th Floor New York New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 207-6400

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MFA	New York Stock Exchange
7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PB	New York Stock Exchange
6.50% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PC	New York Stock Exchange
8.00% Senior Notes due 2042	MFO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The Warrants

On June 26, 2020 (the “Closing Date”), MFA Financial, Inc. (the “Company”) completed the previously announced issuance of warrants (“Warrants”) to purchase, in the aggregate, 37,039,106 shares (subject to adjustment in accordance with their terms) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”), pursuant to the terms of the Investment Agreement, dated June 15, 2020 (the “Investment Agreement”), by and among the Company, Omaha Equity Aggregator, L.P. (the “Apollo Purchaser”) and Athene USA Corporation (the “Athene USA Purchaser” and together with the Apollo Purchaser, the “Purchasers” and each a “Purchaser”).

The Warrants to be issued pursuant to the Investment Agreement were allocated among and issued at the Closing Date to the Purchasers and their affiliates as follows:

•	Warrants to purchase 11,111,732 shares of Common Stock were issued to the Apollo Purchaser at an initial exercise price of $1.66 (the closing price of the Common Stock on May 22, 2020 (the last closing price per share immediately preceding execution of the term sheet between the Company and Apollo Management Holdings L.P. relating to, among other matters, the transactions described in this Form 8-K)), subject to adjustment, and for 11,111,732 shares of Common Stock at an initial exercise price of $2.08 (125% of the closing price per share of the Common Stock on May 22, 2020), subject to adjustment.
•	Warrants to purchase 1,481,564 shares of Common Stock were issued to Athene Annuity & Life Assurance Company (“Athene Annuity and Life Assurance Assignee”) at an initial exercise price of $1.66, subject to adjustment, and for 1,481,564 shares of Common Stock at an initial exercise price of $2.08, subject to adjustment.
•	Warrants to purchase 5,926,257 shares of Common Stock were issued to Athene Annuity & Life Company (“Athene Annuity and Life Assignee” and together with Athene Annuity and Life Assurance Assignee, the “Assignees”) at an initial exercise price of $1.66, subject to adjustment, and for 5,926,257 shares of Common Stock at an initial exercise price of $2.08, subject to adjustment.

Registration Rights Agreement

Pursuant to the Investment Agreement, on the Closing Date, the Company, the Purchasers and the Assignees entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Purchasers and the Assignees are entitled to customary registration rights with respect to the shares of Common Stock the Purchasers or their affiliates have agreed to purchase in open market or privately negotiated transactions pursuant to the terms of the Investment Agreement and shares of Common Stock for which the Warrants may be exercised. Under the terms of the Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the Securities and Exchange Commission within 90 calendar days following the Closing Date with respect to the Registrable Securities (as defined in the Registration Rights Agreement). The Purchasers and their transferees are entitled to customary underwritten offering, piggyback and demand registration rights with respect to the Registrable Securities.

The descriptions of the Warrants and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the forms of the Warrants and Registration Rights Agreement filed herewith as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Reinstatement Agreement

In connection with the closing of the transactions discussed above, as well as certain financing transactions previously reported by the Company, on June 26, 2020, the Company and certain counterparties (the “Participating Counterparties”) holding a significant majority of its outstanding repurchase obligations entered into a reinstatement agreement (the “Reinstatement Agreement”), pursuant to which the Company and the Participating Counterparties agreed to terminate the Third Forbearance Agreement (as defined in the Current Report on Form 8-K filed by the Company with the SEC on June 3, 2020), and each Participating Counterparty agreed to permanently waive existing and prior events of default identified therein under its repurchase agreements (“Repo Agreements”) with the Company and to reinstate each Repo Agreement (with certain modifications, as discussed below). (The Company entered into a separate agreement with a non-Participating Counterparty pursuant to which the Company’s outstanding repurchase obligations with such counterparty were fully satisfied and the repurchase agreement with such counterparty was terminated). Pursuant to the Reinstatement Agreement and termination of the Third Forbearance Agreement, the Company exited forbearance with its Repo Agreement counterparties.

As a result of entering into the Reinstatement Agreement, default interest on the Company’s outstanding borrowings under each Repo Agreement ceased to accrue as of June 26, 2020, and as of such date, the interest rate under each applicable Repo Agreement reverted to the non-default rate of interest or pricing rate, as set forth therein, all cash margin will be applied to outstanding balances owed by the Company, and principal and interest payments on the underlying collateral will be permitted to flow to and be used by the Company, in substantively and substantially the same manner as was in place prior to the Company’s entering forbearance. In addition, pursuant to the terms of the Reinstatement Agreement, (i) the security interests granted to Participating Counterparties as additional collateral during the forbearance term were terminated and released; and (ii) the Repo Agreements are now subject to a set of overriding terms, including set-off and cross-default provisions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Credit Agreement

On the Closing Date, the Company and MFResidential Assets Holding Corp., a wholly-owned subsidiary of the Company (the “Borrower”), closed on the funding of a previously announced $500 million senior secured term loan facility with the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent (the “Term Loan Facility”) (the principal terms of which were summarized in the Current Report on Form 8-K filed by the Company with the SEC on June 16, 2020 (the “June 16th 8-K”)). Proceeds from the Term Loan Facility (a) were used to repay a portion of the outstanding repurchase agreement financing obligations of the Company’s subsidiaries, and (b) are expected to be used to (i) pay accumulated but unpaid dividends in respect of the Company’s outstanding 7.50% Series B Cumulative Redeemable Preferred Stock and 6.50% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, (ii) provide the Borrower with working capital and (iii) pay the fees and expenses related to the transactions contemplated thereby. The maturity date for the term loans is the sixth anniversary of the Closing Date.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Credit Agreement filed herewith as an exhibit to this Current Report on Form 8-K and the description of the principal terms of the Credit Agreement set forth in the June 16th 8-K, each of which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuances of the Warrants pursuant to the Investment Agreement are exempt from registration under the Securities Act 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), by virtue of the exemption provided by Section 4(a)(2) the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01. Other Events.

On June 29, 2020, the Company issued a press release (the “Press Release”) announcing the closing and funding of the Transactions and exit from forbearance, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

As discussed therein, each of this Form 8-K and the Press Release contains forward-looking statements within the meaning of the Securities Act and the Exchange Act and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to MFA’s current expectations and are subject to the limitations and qualifications set forth in this Form 8-K and the Press Release as well as in the Company’s other documents filed with the SEC, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

These forward-looking statements include information about possible or assumed future results with respect to MFA’s business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects, among others, may be forward-looking: the Company’s ability to accurately estimate information related to its operations and financial condition subsequent to the end of the first quarter (particularly in light of the highly volatile and uncertain market conditions); the Company’s ability to accurately estimate information related to its operations and financial condition as of June 26, 2020, including its cash balances and debt to equity ratio; and payments of future dividends, including accumulated but unpaid dividends on the Company’s Series B Preferred Stock and Series C Preferred Stock. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes.

These forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account information currently available. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit No.	Description
10.1*	Credit Agreement, dated June 15, 2020, among MFResidential Assets Holding Corp., the Company, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent.
10.2*	Investment Agreement, dated June 15, 2020, by and between the Company and the Purchasers.
10.3	Registration Rights Agreement, dated June 26, 2020, by and among the Company, the Purchasers and the Assignees.
10.4	Form of Warrant, dated June 26, 2020.
10.5*	Reinstatement Agreement, dated as of June 26, 2020, by and among the Company and the several Participating Counterparties thereto.
99.1	Press release, dated July 29, 2020, of MFA Financial, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2020

MFA FINANCIAL, INC.

By:	/s/ Harold E. Schwartz
	Name:	Harold E. Schwartz
	Title:	Senior Vice President and General Counsel